UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2023

Zevra Therapeutics, Inc
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02          Results of Operations and Financial Condition.

On May 15, 2023, Zevra Therapeutics, Inc., a Delaware corporation ("Zevra" or "the Company"), issued a press release announcing its financial results for the first quarter ended March 31, 2023, as well as information regarding a conference call and live audio webcast with slide presentation to discuss its financial results and corporate updates scheduled for Monday, May 15, 2023, at 4:30 p.m. ET.

A copy of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. The information contained in the press release and presentation, furnished as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed “filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Zevra's filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2023, Zevra’s Board of Directors (the “Board”) appointed Christal M.M. Mickle, Zevra’s Chief Development Officer, as Zevra’s interim President and Chief Executive Officer and (ii) designated Ms. Mickle as Zevra’s principal executive officer, succeeding Richard W. Pascoe, Zevra’s current Chief Executive Officer, in such role, in each case effective as of June 1, 2023 (the “Effective Date”). Ms. Mickle will continue to serve as Zevra’s Chief Development Officer while she serves as Zevra’s interim President and Chief Executive Officer. As previously reported, Richard W. Pascoe resigned as Zevra’s Chief Executive Officer, effective as of the Effective Date.

Christal M.M. Mickle, age 44, has served as Zevra’s Chief Development Officer since January 2023. Ms. Mickle, who co-founded and has held a variety of positions at Zevra, most recently served as Senior Vice President, Operations and Product Development from June 2022 to January 2023. In this role, she managed the development of each of Zevra’s products through strategic collaborations across the various drug development disciplines including clinical, regulatory, nonclinical, and manufacturing, enabling efficient use of funds and the ability to meet timelines and milestones. From January 2018 through June 2022, Ms. Mickle served as Zevra's Vice President, Product Development and Operations. Before founding Zevra in 2006, Ms. Mickle started her career as a Research Associate for New River Pharmaceuticals, preparing compounds in attention-deficit/hyperactivity disorder, pain, and thyroid dysfunctions for further study. Throughout her more than 20 years in the pharmaceutical industry, Ms. Mickle has been involved in early discovery as a medicinal chemist, starting and helping build a pharmaceutical company, and interacting with the U.S. Food and Drug Administration. In addition, her efforts managing a team of talented scientists has led to the approval of three New Drug Applications. Ms. Mickle received her M.A. degree in Medicinal Chemistry from the University of Virginia and her B.A. and B.S. degrees in Chemistry and Biochemistry, respectively, from Virginia Polytechnic Institute and State University. She is also listed as an inventor on several patents.

In connection with Ms. Mickle’s appointment as interim President and Chief Executive Officer, Zevra and Ms. Mickle entered into a letter agreement with Ms. Mickle pursuant to which she will be paid at an annual rate of $512,000 while she serves as interim President and Chief Executive Officer. Ms. Mickle will continue to serve as interim President and Chief Executive Officer until a new Chief Executive Officer is appointed, or such other date that the Board determines.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with her appointment, Ms. Mickle has also entered into Zevra’s standard indemnification agreement for directors and officers.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement Regarding Employment Terms, dated as of May 13, 2023, between Zevra Therapeutics, Inc. and Christal M.M. Mickle
99.1	Press Release dated May 15, 2023.
99.2	Presentation dated May 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zevra Therapeutics, Inc.

Date: May 15, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer